EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Andre C. Dimitriadis, Chairman & CEO
Wendy L. Simpson, President & CFO
(805) 981-8655

LTC ANNOUNCES A $90 MILLION

UNSECURED CREDIT AGREEMENT

WESTLAKE VILLAGE, CALIFORNIA, November 8, 2005 — LTC Properties, Inc. (NYSE:LTC) announced today that it had signed a $90 million, three year Unsecured Credit Agreement, dated November 7, 2005.

Bank of Montreal, Chicago Branch is the Administrative Agent, Harris Nesbitt Corp., is Co-Lead Arranger and Book Manager, Key Bank National Association is Co-Lead Arranger and Syndication Agent, and Merrill Lynch Capital and Bank Leumi USA are additional lenders under the Unsecured Credit Agreement.

The Credit Agreement provides a revolving line of credit with no scheduled maturities other than the maturity date of November 7, 2008, and allows LTC to borrow at lower interest rates than applicable to borrowings under its prior credit agreement.

There were no other significant changes in the Unsecured Credit Agreement and as of November 8, 2005, LTC had $7 million outstanding under the Unsecured Credit Agreement.

The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.  For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.